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                                  June 19, 1997


Board of Directors
Bridgeport Savings and Loan Association
435 Main Street
Bridgeport, Ohio  43912


Gentlemen:


We hereby consent to the use of our firm's name in the Application for Conversion of Bridgeport Savings and Loan Association, Bridgeport, Ohio, and any amendments thereto, in the Form S-1 Registration Statement for Ohio State Financial Services, Inc., and any amendments thereto, and in the Form AC for Bridgeport Savings and Loan Association, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Ohio State Financial Services, Inc.

                                                     Very truly yours,

                                                     RP FINANCIAL, LC.

                                                     Gregory E. Dunn
                                                     Senior Vice President